As filed with the Securities and Exchange Commission on June 25, 2015
Registration No. 033-82894

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________

B/E AEROSPACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		06-1209796 (I.R.S. Employer Identification Number)
1400 Corporate Center Way Wellington, Florida 33414 (Address of Registrant’s principal executive offices)

1989 STOCK OPTION PLAN
1991 DIRECTORS’ STOCK OPTION PLAN
 1992 EMPLOYEE SHARE OPTION SCHEME
 1990 OPTION AGREEMENT WITH AMIN J. KHOURY
 1990 STOCK OPTION AGREEMENT WITH RICHARD G. HAMERMESH
 1990 STOCK OPTION AGREEMENT WITH HANSJOERG WYSS
 1990 STOCK OPTION AGREEMENT WITH B. MARTHA CASSIDY
1990 STOCK OPTION AGREEMENT WITH JIM C. COWART
 1990 STOCK OPTION AGREEMENT WITH JOSEPH O’DONNELL
 1990 STOCK OPTION AGREEMENT WITH PETROS A. PALANDJIAN
 1991 STOCK OPTION AGREEMENT WITH AMIN J. KHOURY
 1991 STOCK OPTION AGREEMENT WITH JIM C. COWART
 1992 STOCK OPTION AGREEMENT WITH AMIN J. KHOURY
 1992 STOCK OPTION AGREEMENT WITH JIM C. COWART
 1992 STOCK OPTION AGREEMENT WITH PAUL W. MARSHALL
 1992 STOCK OPTION AGREEMENT WITH DAVID LAHAR
1992 STOCK OPTION AGREEMENT WITH PETROS A. PALANDJIAN
1994 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)
_________________________

Joseph T. Lower
Vice President and Chief Financial Officer
B/E Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414
(561) 791-5000
(Name, address and telephone number of agent for service)
_________________________

Copies to:
Jason Lehner, Esq.
Shearman & Sterling LLP
599 Lexington Avenue, New York, NY 10022
(212) 848-7179

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer 	☐
Non-accelerated filer	☐	Smaller reporting company 	☐

EXPLANATORY NOTE

B/E Aerospace, Inc. (the “Registrant”) filed the following Registration Statements on Form S-8 with the Securities and Exchange Commission relating to the registration of shares of the Registrant’s Common Stock, $.01 par value per share (“Common Stock”), authorized for issuance under the Registrant’s Amended and Restated 1989 Stock Option Plan, 1991 Directors’ Stock Option Plan, 1992 Employee Share Option Scheme, 1990 Option Agreement with Amin J. Khoury, 1990 Stock Option Agreement with Richard G. Hamermesh, 1990 Stock Option Agreement with Hansjoerg Wyss, 1990 Stock Option Agreement with B. Martha Cassidy, 1990 Stock Option Agreement with Jim C. Cowart, 1990 Stock Option Agreement with Joseph O’Donnell, 1990 Stock Option Agreement with Petros A. Palandjian, 1991 Stock Option Agreement with Amin J. Khoury, 1991 Stock Option Agreement with Jim C. Cowart, 1992 Stock Option Agreement with Amin J. Khoury, 1992 Stock Option Agreement with Jim C. Cowart, 1992 Stock Option Agreement with Paul W. Marshall, 1992 Stock Option Agreement with David Lahar, 1992 Stock Option Agreement with Petros A. Palandjian, and the 1994 Employee Stock Purchase Plan (collectively, the “Plans”):

•	Registration Statement No. 033-38223 filed on December 14, 1990;

•	Registration Statement No. 033-48010 filed on May 26, 1992;

•	Registration Statement No. 033-72194 filed on November 26, 1993;

•	Registration Statement No. 033-82894 filed on August 16, 1994.

The Registrant has terminated further offerings under the Plans, except for the 1994 Employee Stock Purchase Plan, under which the Registrant has registered additional shares for issuance on other registration statements on Form S-8.  The Registrant hereby removes from registration all shares of Common Stock previously registered in connection with the Plans that have not been issued or are not subject to currently outstanding awards.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Wellington, State of Florida on the 25th day of June, 2015.

B/E AEROSPACE, INC.

By:	/s/ Joseph T. Lower
Name:	Joseph T. Lower
Title:	Vice President and Chief Financial Officer

This Post-Effective Amendment has been signed by the following persons in the capacities indicated below on the 25th day of June, 2015.

Signature	Title

/s/ Amin J. Khoury	Executive Chairman of the Board of Directors
Amin J. Khoury

/s/ Werner Lieberherr	President and Chief Executive Officer
Werner Lieberherr	(Principal Executive Officer)

/s/ Joseph T. Lower	Vice President and Chief Financial Officer
Joseph T. Lower	(Principal Financial Officer)

/s/ Stephen R. Swisher	Vice President – Finance, Controller and Assistant Secretary
Stephen R. Swisher	(Principal Accounting Officer)

/s/ James F. Albaugh	Director
James F. Albaugh

/s/ David J. Anderson	Director
David J. Anderson

/s/ Richard G. Hamermesh	Director
Richard G. Hamermesh

/s/ Jonathan M. Schofield	Director
Jonathan M. Schofield

/s/ Mary M. VanDeWeghe	Director
Mary M. VanDeWeghe

/s/ John T. Whates	Director
John T. Whates